______________________________________________________

                  SECURITIES AND EXCHANGE COMMISSION
                        Washington, D.C. 20549

                               FORM 8-K

           CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
                  THE SECURITIES EXCHANGE ACT OF 1934

                   Date of Report:  January 25, 1995


                      COMPAQ COMPUTER CORPORATION

        (Exact name of Registrant as specified in its charter)


Delaware                           1-9026                  76-0011617
(State or other                 (Commission             (I.R.S. Employer
jurisdiction of                 File Number)           Identification No.)
incorporation or organization)                         File Number)


                  20555 SH 249, Houston, Texas 77070
                     (Address, including zip code,
             of Registrant's principal executive offices)


 Registrant's telephone number, including area code:   (713) 370-0670

        ______________________________________________________

Item 5.  Other Events.

The Registrant's news release dated January 25, 1995, with respect to its financial results for the periods ended December 31, 1994, including an unaudited consolidated balance sheet as of December 31, 1994, and an unaudited consolidated statement of income for the periods ended December 31, 1994, is attached.

                              SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                              Compaq Computer Corporation


January 25, 1995              /s/ Daryl J. White
                              --------------------------------------
                              Daryl J. White, Senior Vice President,
                              Finance, and Chief Financial Officer
                              (as authorized officer and as
                              principal financial officer)

                    COMPAQ ANNOUNCES RECORD RESULTS
                      FOR FOURTH QUARTER AND YEAR

              1994 Sales Increase 51%, Net Income Up 88%


     HOUSTON, January 25, 1995 -- Compaq Computer Corporation

(NYSE:CPQ) today announced record 1994 sales of $10.9 billion, an increase of 51 percent over the $7.2 billion reported in 1993.  Net income for 1994 reached $867 million, an 88 percent increase over the

$462 million reported in 1993. Earnings per share for 1994 increased 80 percent to a record $3.21, compared with $1.78 for 1993.*

     Sales, net income and earnings per share for the fourth quarter ended December 31, 1994 also reached record levels.  Fourth quarter sales were $3.25 billion, a 48 percent increase over the $2.2 billion in 1993 and net income reached $243 million, a 61 percent increase over the $151 million reported in the fourth quarter 1993.  Earnings per share for the fourth quarter were $.90 versus $.58 for the same period in 1993.*

     "These results reflect an excellent fourth quarter and outstanding year for Compaq," said Eckhard Pfeiffer,  president and chief executive officer, Compaq Computer Corporation.  "In 1994, shipments increased by over 50 percent to 4.8 million units due to strong customer demand for

Compaq computers worldwide."

                                 (more)

Compaq Announces 4Q94 and Year End Results                         2-2-2


     "Compaq's push past the $10 billion sales mark is due to the diligent and spirited performance of Compaq employees all over the

world," said Pfeiffer.   "Our employees have responded to the

challenges of leadership in customer satisfaction, innovation and product quality. Customers, in turn, have responded by making Compaq their computer of choice," he said.

1994 Highlights

Achievement of Number One Worldwide Marketshare

     In 1994, Compaq became the largest supplier of personal computers in the world, fueled by its jump to number one in the worldwide desktop

PC market.  The Company took the number one position worldwide with 10 percent marketshare, according to preliminary International Data

Corporation figures.  This achievement is a testament to the Company's employees, its products and strategies.

Record Number of New Products

     In 1994, Compaq introduced and shipped a record number of

products, ranging from consumer desktops to rack-mounted servers.

     In September, the Company strengthened its position in the consumer PC market with the next generation of its award-winning

Presario desktop line, integrating home and home office appliances,

including cable-ready television capability.

                                (more)

Compaq Announces 4Q94 and Year End Results                         3-3-3


     The Compaq LTE Elite, the powerful new family of high performance notebook PCs, brought to market the industry's first built-in AC adapter in a full-function notebook.

     As Compaq continued to set the pace for innovation and technology leadership, it replaced the highly-successful Deskpro/M line with the new network-ready flagship PC, the Deskpro/XL business desktop.

     In late June, Compaq introduced the high-performance Rack-

Mountable ProLiant family of servers, vertically packaged in highly serviceable modular rack cabinets that address MIS managers' needs for consolidation and manageability previously only available with mission-

critical minicomputer and mainframe systems.

Distribution Expansion

     In order to make products more accessible to customers, Compaq expanded the number of worldwide marketing partners from approximately

21,000 locations at the beginning of 1994 to more than 38,000 by year end.  Additions include Wal-Mart, Sears and Ingram Micro in the U.S.,

Carrefour and PCW in France, ESCOM in Germany, Merlin in Denmark, and

retail outlets within the Thorn EMI group of companies in the U.K.

The Company also expanded its European reach by establishing subsidiaries in South Africa, Bahrain and the Czech Republic.

                                (more)

Compaq Announces 4Q94 and Year End Results                         4-4-4


New Manufacturing On Line

     A record number of products announced in 1994, coupled with the need to keep pace with the growing level of demand, fueled the

requirement for new manufacturing lines.   In February, Compaq expanded

its manufacturing operations in Houston and added seven new lines for desktop and portable PC production.  In March, Compaq opened its first

Latin America manufacturing facility in Brazil, enabling it to increase the production of its desktop PCs and serve the growing needs of the

Latin America market.  In April, Compaq significantly expanded its manufacturing facility in Singapore with the addition of eight new lines enabling the Company to increase the production of its portable and desktop PCs.  In August, Compaq opened its first manufacturing plant in Shenzhen, China where ProLinea and Deskpro/XL PCs are produced for distribution in China and certain other Asian markets.

1995 Outlook

     "Compaq expects strong growth throughout 1995," said Pfeiffer.

"The Company will continue to focus on marketshare growth in all regions and to increase participation in our targeted market segments.

Our efforts will include an aggressive 1995 product announcement schedule for our desktop, notebook, server products and consumer PCs.

We will also make significant investments in our service and support infrastructure, particularly in the enterprise client server market."

     "Compaq expects continued solid growth in sales but relatively flat earnings in the first quarter of 1995 compared to 1994," Pfeiffer said.  "Last year's first quarter earnings were exceptionally high due to gross margins that exceeded the Company's financial model," he explained.  "This year Compaq confronts


                                (more)

Compaq Announces 4Q94 and Year End Results                         5-5-5


the challenges of significant product transitions in the first quarter and has adopted a conservative inventory stance for that period.

Compaq will also put in place programs to allow us to meet our customers' needs in the coming year.  The Company will back its strong belief in future growth with significant investments in process re-

engineering, research and development, marketing and advertising programs and the expansion of its service and support infrastructure.

These investments should allow us to extend our leadership in worldwide marketshare and position Compaq for our primary goal of unsurpassed customer satisfaction."

Background

     Compaq Computer Corporation is a world leader in the manufacture of desktop and notebook personal computers and servers.  Founded in

1982, the company reported 1994 worldwide sales of $10.9 billion.

Compaq products are sold and supported in more than 100

countries through a network of more than 38,000 marketing partner locations.  Compaq also sells directly to customers through Compaq

Direct Plus at 1-800-888-5858.

     FOR COMPAQ CUSTOMER SUPPORT AND INFORMATION, CALL 800-345-1518.

 (Attached is the Consolidated Balance Sheet and Statement of Income)

                        #          #          #

*All earnings per share information reflects a 3-for-1 stock split effective May 31, 1994.

Compaq,  Presario, Deskpro, Registered U.S. Patent and Trademark
Office. ProLinea, LTE and LTE Elite are trademarks of Compaq Computer Corporation. DirectPlus is a service mark of Compaq Computer
Corporation. Product names mentioned herein may be trademarks and/or registered trademarks of their respective companies.

For further editorial information, contact:

Nora Hahn, Bob Beach                         Tony Sapienza, Donna Ruane
Compaq Computer Corporation                  Miller Communications
713-374-1560                                 617-536-0470

                      COMPAQ COMPUTER CORPORATION
                       CONSOLIDATED BALANCE SHEET
                              (Unaudited)

                                ASSETS

                                                         December 31,
                                                       1994       1993
                                                      ------     ------
                                                        (in millions)
Current assets:
 Cash and cash equivalents                            $  471     $  627
 Accounts receivable, net                              2,287      1,377
 Inventories                                           2,005      1,123
 Deferred income taxes                                   303        126
 Prepaid expenses and other current assets                92         38
                                                      ------     ------
  Total current assets                                 5,158      3,291
                                                      ------     ------
Property, plant and equipment, less accumulated
 depreciation                                            944        779
Other assets                                              64         14
                                                      ------     ------
                                                      $6,166     $4,084
                                                      ======     ======

                  LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
 Accounts payable                                     $  888     $  637
 Income taxes payable                                    246         69
 Other current liabilities                               879        538
                                                      ------     ------
  Total current liabilities                            2,013      1,244
                                                      ------     ------
Long-term debt                                           300
                                                      ------     ------
Deferred income taxes                                    179        186
                                                      ------     ------
Stockholders' equity:-
 Preferred stock, $.01 par value:  10 million shares
 authorized; none outstanding
 Common stock and capital in excess of $.01 par
 value:  400 million shares
  authorized; 261.0 million shares and 253.0             739        586
  million shares issued and outstanding
 Retained earnings                                     2,935      2,068
                                                      ------     ------
  Total stockholders' equity                           3,674      2,654
                                                      ------     ------
                                                      $6,166     $4,084
                                                      ======     ======

                    COMPAQ COMPUTER CORPORATION
                 CONSOLIDATED STATEMENT OF INCOME
                            (Unaudited)

                                     Year ended       Quarter ended
                                  ---------------    --------------
                                    December 31,      December 31,
                                    1994    1993      1994    1993
                                  -------  ------    ------  ------
                                   (in millions, except per share
                                              amounts)

Sales                             $10,866  $7,191    $3,251  $2,202
Cost of sales                       8,139   5,493     2,457   1,680
                                  -------  ------    ------  ------
                                    2,727   1,698       794     522
                                  -------  ------    ------  ------

Research and development costs        226     169        61      43
Selling, general and
 administrative expense             1,235     837       368     251
Other income and expense, net          94      76        36      25
                                  -------  ------    ------  ------
                                    1,555   1,082       465     319
                                  -------  ------    ------  ------
Income from consolidated
 companies before provision
 for income taxes                   1,172     616       329     203
Provision for income taxes            305     154        86      52
                                  -------  ------    ------  ------
Net income                        $   867  $  462    $  243  $  151
                                  =======  ======    ======  ======

Earnings per common and common
 equivalent share:
    Primary (1)                   $  3.23  $ 1.82    $ 0.90  $ 0.58
                                  =======  ======    ======  ======
    Assuming full dilution (1)    $  3.21 $  1.78    $ 0.90  $ 0.58
                                  =======  ======    ======  ======

Shares used in computing earnings
 per common and common
 equivalent share:
    Primary (1)                     268.6   254.1     270.6   260.4
                                  =======  ======    ======  ======
    Assuming full dilution (1)      270.1   258.9     270.8   261.2
                                  =======  ======    ======  ======

      (1) All share and per-share information reflects a 3-for-1 stock split effective May 31, 1994.